                                                        November 18, 2005
U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals, whose signatures appear below, and the successors to their positions, are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation Form 3, Form 4, Form 5 and Form 144.
        A. Bonzani                __________/s/____________________

        M. J. Busman                __________/s/____________________

        H. Sabharwal                __________/s/____________________

        M. Sladek                __________/s/____________________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I remain an executive officer of IBM.

                                                        Very truly yours,
                                                                /s/
                                                        Donald J. Rosenberg